Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces That It Is Finalizing Closing Documents for Its Planned Acquisition of Lineal Star Holdings

HOUSTON, TX / ACCESSWIRE / May 28, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, today announced that Lineal Star Holdings (“Lineal”), www.LinealStar.com, the acquisition target which Camber is seeking to acquire (through its subsidiaries) pursuant to its previously disclosed non-binding letter of intent, are finalizing closing documents for the planned combination transaction, which the Company expects to complete by Friday, May 31, 2019. The closing remains subject to the holder of the Company’s Series C Redeemable Convertible Preferred Stock agreeing to the terms of the transaction, Lineal agreeing to certain other required closing conditions, approval of the NYSE American of the transaction agreements, and certain other closing conditions which the Company is taking steps to finalize by this Friday.

Lineal’s subsidiaries provide midstream and downstream pipeline integrity services, specialty construction and field services and have entered into a non-binding letter of intent to purchase a Houston based Engineering and Procurement firm to expand their current service offering to a full range of engineering, procurement, specialty construction and upstream, midstream and downstream field services.

Louis G. Schott, Interim Chief Executive Officer of Camber stated, “We are making significant progress in moving towards the closing the previously announced acquisition and are excited about the opportunities this acquisition will provide for revenue growth and increases in shareholder value. We are very close to having final documents with Lineal. We are also in discussions with the holder of our Series C Redeemable Convertible Preferred Stock and anticipate negotiating definitive documents with such holder in the upcoming days.”

The closing of Camber’s Lineal transaction, which is an all-stock transaction, is subject to customary closing conditions, negotiation of final transaction documents and transaction terms, including structuring the transaction to be on a tax free basis, and other conditions, including, but not limited to the consent of the holder of our Series C Preferred Stock, executing an agreement with Camber’s Series C Preferred Stock holder amending the Series C Preferred Stock to alter the conversion rights thereof, and obtaining the requisite NYSE American approval, which conditions may not be satisfied in a timely manner, if at all. The transaction contemplates the issuance of a new series of convertible preferred stock which will be convertible into 67-70% of the fully diluted common stock of Camber after shareholder approval, as required under the applicable NYSE American rules and requirements. Upon receipt of shareholder approval, it is contemplated that the shareholders of Lineal will have voting control of the Company.

The transaction may not close timely, on the terms set forth in the previously executed Letter of Intent, or at all. The transaction is subject to the conditions above, and the parties currently anticipate entering into a definitive agreement in connection with the transaction (subject to the conditions described above) on or before May 31, 2019, which agreement and definitive terms associated therewith will be included on a Form 8-K filed by the Company.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including, but not limited to the planned acquisition disclosed above, including, but not limited to the Company’s ability to structure the transaction described above in a tax free manner and the parties’ (and the Company’s Series C Preferred Stock holder’s) agreement on mutually acceptable definitive documents and terms, and the risk of not closing such transactions on a timely basis, if at all; and other risks described in Camber's most recent Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.